SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 29, 2018

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-199237	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 29, 2018,  America’s Christian Credit Union, a California state chartered credit union (“ACCU”), acquired 2,000 Series A Preferred Units (the “Series A Preferred Units”) of the Company’s Series A Preferred Units, which represents 1.71%  of the Company’s issued and outstanding Series A Preferred Units (the “Membership Units”) from The National Credit Union Administration Board as Liquidating Agent of Telesis Community Credit Union, a federally chartered credit union (“NCUAB”).  The Company’s Board of Managers has approved ACCU’s purchase of the Membership Units from NCUAB and has consented to ACCU’s acquisition of additional membership interests of the Company.

Prior to consummating the purchase, ACCU owned 12,000 Class A Units and 12,000 Series A Preferred Units of the Company’s Class A Units and Series A Preferred Units, respectively.

Mendell L. Thompson serves as a member of the Company’s Board of Managers and also serves as President and Chief Executive Officer of ACCU.  The sale and purchase of the Series A Preferred Units by ACCU from NCUAB was consummated pursuant to a privately negotiated transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

And Chief
MINISTRY PARTNERS INVESTMENT
COMPANY, LLC
/s/ Joseph W. Turner, Jr.
Joseph W. Turner, Jr.
President and Chief Executive Officer